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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                      HEALTH CARE PROPERTY INVESTORS, INC.
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             (exact name of registrant as specified in its charter)


         Maryland                                               33-0091377
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(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)


    4675 MacArthur Court, 9th Floor
      Newport Beach, California                                    92660
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(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section
of the Exchange Act and is effective              12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),            pursuant to General Instruction A.(d),
please check the following box. [X]               please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered
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Depositary Shares, each representing a one-           New York Stock Exchange
one-hundredth interest in a share of the Registrant's 8.60% Series C Cumulative
Redeemable Preferred Stock, par value $1.00 per share (the "Preferred Stock")

Securities to be registered pursuant to Section 12(g) of the Act:

8.60% Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

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Item 1. Description of Registrant's Securities to be Registered.

        1.1 For a description of the Preferred Stock, reference is hereby made to the description of the Preferred Stock contained in the Prospectus dated September 24, 1999 relating to the Preferred Stock filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File No. 333-87963) and incorporated herein by reference (see in particular "Description of HCPI Capital Stock - HCPI Series C Preferred Stock" in the Prospectus).

        1.2 For a description of the Depositary Shares, reference is hereby made to the description of the Depositary Shares contained in the Prospectus dated September 24, 1999 referred to above and incorporated herein by reference (see in particular "Description of HCPI Capital Stock - HCPI Depositary Shares" in the Prospectus).

Item 2. Exhibits

    1. Articles of Amendment and Restatement of Health Care Property Investors, Inc. (incorporated herein by reference to Exhibit 4.1 to Health Care Property Investors, Inc.'s Amendment No. 2 to the Registration Statement on Form S-3 dated January 31, 1990).

    2. Second Amended and Restated Bylaws of Health Care Property Investors, Inc. (incorporated herein by reference to Exhibit 3.2 of Health Care Property Investors, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 1999).

    3.      Rights Agreement, dated as of July 5, 1990, between Health
            Care Property Investors, Inc. and Manufacturers Hanover Trust Company of California, as Rights Agent (incorporated herein by reference to Exhibit 1 to Health Care Property Investors, Inc.'s Registration Statement on Form 8-A filed on July 17, 1990).

    4.*     Form of Deposit Agreement (including form of Depository Receipt).

    5. Articles Supplementary establishing and fixing the rights and preferences of the 8.60% Series C Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 2.1 to Health Care Property Investors, Inc.'s Current Report on Form 8-K, dated August 4, 1999).


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* Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: November 3, 1999                      HEALTH CARE PROPERTY INVESTORS, INC.


                                            By: /s/ EDWARD J. HENNING
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                                                Edward J. Henning
                                                Senior Vice President, General
                                                Counsel and Corporate Secretary



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